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                                                                   Exhibit 10(n)



Resolution of the Board of Directors of VF Corporation dated December 3, 1996:


                 RESOLVED: That the Pension Plan Committee be and is hereby authorized to approve requests for lump sum payments that may be made in the future by VF Supplemental Executive Retirement Plan (SERP) participants under Section 4.3 of the SERP, provided that in the judgment of such Committee such approval would be in the best interest of the Corporation.